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                                                                 EXHIBIT 10.4(a)

                 AMENDMENT NO. 4 TO LEASE DATED OCTOBER 28, 1993

                                     between

                             SIXTH & PIKE ASSOCIATES

                                       and

                                VISIO CORPORATION

         THIS AMENDMENT TO LEASE is made this 13th day of June, 1996 by and between Sixth & Pike Associates ("Landlord") and Visio Corporation ("Tenant"). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease.

         WHEREAS, Landlord and Tenant entered into a lease agreement dated October 28, 1993 and amended in March, 1994, October 18, 1995 and again in March, 1996 ("Lease") for certain premises located in 520 Pike Tower, Seattle, Washington ("Premises"), as more fully described in the Lease; and

         WHEREAS, Tenant wishes to exercise its final expansion option and also wishes to lease additional space on Floor 16;

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree to the following:

1. Tenant hereby exercises its option for Expansion Space 3 consisting of approximately 3,084 rentable square feet according to the terms outlined in Amendment No. 2 to Lease by and between Landlord and Tenant.

2. Tenant also agrees to lease approximately 1,911 rentable square feet (rsf) as shown on Exhibit B attached hereto, commencing September 1, 1987. Base Rent for this approximate 1,911 rentable square feet shall be Two thousand six hundred twenty seven and 63/100 dollars ($2,627.63) per month. Landlord agrees to provide nineteen thousand one hundred ten dollars (19,110) to improve this expansion space. Landlord agrees to fund additional improvements which will be paid by Tenant in additional rent by amortizing the cost at twelve percent (12%) through the term of the Lease.

3. A summary of square footage leased, the period and Base Rent is outlined below:

      Period                                Rentable Square Feet      Base Rent
      ------                                --------------------      ---------
      July 1, 1996 - August 31, 1997                 45,252             $58,450.50
      September 1, 1987 - February 28, 2000          50,247             $65,078.13

4. Tenant warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Amendment to Lease and that each undersigned officer has been duly authorized and instructed to execute this Amendment to Lease.

All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS HEREOF, this Amendment to Lease has been executed the day and year set forth above.
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     LANDLORD:                                          TENANT:
     SIXTH & PIKE ASSOCIATES, L.P.                      VISIO CORPORATION
     a limited partnership

     By:  Oregon Property Investment Corporation,       By:   /s/ Marty Chilberg
          an Oregon corporation
     Its: General Partner                               Its:  Vice President

     By:  LA SALLE ADVISORS LIMITED                     Date: June 13, 1996
     Its: Advisor and duly Authorized Agent


     By:     /s/ Stephen T. Wong
             Stephen T. Wong

     Its:    Vice President

     Date:   June 13, 1996

     By:     /s/ Diane R. McMahon
             Diane R. McMahon

     Its:    Vice President

     Date:   June 13, 1996